Exhibit 8.1

February 24, 2021

[LETTERHEAD OF SULLIVAN & CROMWELL LLP]

UBS AG,

Bahnhofstrasse 45,

Zurich,

        Switzerland.

UBS Switzerland AG,

Bahnhofstrasse 45,

Zurich,

        Switzerland.

Ladies and Gentlemen:

As counsel to UBS AG (the “Company”) and UBS Switzerland AG (“UBS Switzerland”) in connection with the registration of debt securities and warrants to be issued (on a delayed and continuous basis) by the Company (the “Company Securities”) and debt securities and warrants to be offered and sold through the Company’s affiliates, in market-making transactions by the Company and UBS Switzerland as co-obligor of such market-making debt securities and warrants (the “Co-Obligation Securities”, together with the Company Securities, the “Securities”), in each case, pursuant to the related base prospectus (each a “Prospectus”) that forms a part of the registration statement on Form F-3 of the Company and UBS Switzerland filed with the Securities and Exchange Commission on February 24, 2021 (the “Registration Statement”) to which this opinion is filed as an exhibit, we hereby confirm to you that the discussions of U.S. federal tax law set forth under the heading “U.S. Tax Considerations” contained in each Prospectus in the Registration Statement is our opinion, subject to the limitations set forth therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to each reference to us under the heading “U.S. Tax Considerations” in each Prospectus in the Registration Statement. In addition, if a prospectus or pricing supplement relating to the offer and sale of any particular Security is prepared and filed by the Company or UBS Switzerland with the Securities and Exchange Commission on a future date and the prospectus or pricing supplement contains our opinion and a reference to us, this consent shall apply to our opinion and the reference to us in substantially such form. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP